                                  Exhibit 99.1



               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T


                            Psychemedics Corporation
                            1280 Massachusetts Avenue
                                    Suite 200
                              Cambridge, MA. 02138




March 26, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Psychemedics Corporation has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                     Very truly yours,


                                     Psychemedics Corporation

                                     /s/ Peter Monson
                                     ------------------------------------------
                                     Peter Monson
                                     Vice President and Chief Financial Officer